UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 20, 2020
Date of Report (Date of earliest event reported)

Commission file number 1-38681 Commission file number 1-15973

NORTHWEST NATURAL HOLDING COMPANY		NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)		(Exact name of registrant as specified in its charter)
Oregon	82-4710680	Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 S.W. Taylor Street				250 S.W. Taylor Street
Portland	,	Oregon	97204	Portland	,	Oregon	97204
(Address of principal executive offices)			(Zip Code)	(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number:	(503)	226-4211	Registrant’s telephone number:	(503)	226-4211

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Northwest Natural Holding Company	Common Stock	NWN	New York Stock Exchange
Northwest Natural Gas Company	None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Northwest Natural Holding Company	Emerging growth company	☐
Northwest Natural Gas Company	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, on June 20, 2018, NWN Gas Storage, LLC, (NWN Gas Storage) a wholly owned subsidiary of Northwest Natural Holding Company (NW Holdings), entered into a Purchase and Sale Agreement (the Agreement), as amended, that provides for the sale by NWN Gas Storage of all of its membership interests in Gill Ranch Gas Storage, LLC (Gill Ranch). On March 20, 2020, NWN Gas Storage and the buyer amended the Agreement to change the date after which the Agreement would be subject to termination by either party from March 31, 2020 to May 15, 2020. A copy of such amendment is attached as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 23, 2020, Northwest Natural Gas Company (NW Natural) entered into a $150,000,000 364-Day Term Loan Credit Agreement, dated as of March 23, 2020 (Term Loan), among NW Natural, as Borrower, certain Lenders parties thereto, and U.S. Bank, National Association as Administrative Agent.  On March 23, 2020, NW Natural borrowed the full amount under the Term Loan, the proceeds of which are expected to be used for general corporate purposes and to provide additional liquidity.

All principal and unpaid interest under the Term Loan is due and payable on March 22, 2021. NW Natural may prepay the principal and interest, and amounts prepaid may not be reborrowed. The Term Loan requires that NW Natural maintain credit ratings with Standard & Poor’s and Moody’s Investor Services. A change in NW Natural’s debt ratings may result in a change to the interest rate on the Term Loan but is not an event of default.

The Term Loan requires NW Natural to maintain a consolidated indebtedness to total capitalization ratio of 70 percent or less. Failure to comply with this covenant would entitle the banks to terminate their lending commitments and to accelerate the maturity of all amounts outstanding. NW Natural was in compliance with the covenant requiring the maintenance of an indebtedness to total capitalization ratio as of March 23, 2020.

The disclosure in this Item 2.03 is qualified in its entirety by the provisions of the Credit Agreement, which is attached hereto as Exhibit 4.1.

Item 8.01	Other Events.
We are monitoring the global outbreak of the novel coronavirus (COVID-19) and taking steps intended to mitigate the potential risks to us posed by its spread. We provide a critical service to our customers which means that it is paramount that we keep our employees who operate our business safe and informed. For example, we have taken precautions with regard to employee and facility hygiene, imposed travel limitations on our employees and directed our employees to work remotely whenever possible. Additional protocols are being implemented for required work within customer premises to protect our employees, such customers and the public. We are also working with our suppliers to understand the potential impacts to our supply chain; however, at this time, no material effects to our supply chain have been identified. Additionally, as a precaution, we have taken steps to secure higher-than-typical levels of liquidity during this time in the event that it is needed, including the incurrence of the Term Loan and the borrowings described below. This is a rapidly evolving situation, and we cannot predict the extent or duration of outbreak, or the effects of it on the global, national or local economy, or its effects on our operations or financial results. We will continue to monitor developments affecting our workforce, customers, suppliers and operations and take additional measures as we believe are warranted.

As described in our Annual Report on Form 10-K for the year ended December 31, 2019, NW Natural has a multi-year credit agreement for unsecured revolving loans totaling $300 million (NW Natural Credit Facility), and NW Holdings has a multi-year credit agreement for unsecured revolving loans totaling $100 million (NW Holdings Credit Facility). On March 20, 2020, NW Natural borrowed $122 million on the NW Natural Credit Facility and NW Holdings borrowed $35 million on the NW Holdings Credit Facility. Each of these facilities continue to have an accordion feature that allow NW Holdings and NW Natural to request increases in the total commitment up to $50 million and $150 million, respectively.

The borrowings were taken as a precaution to support sufficient cash on hand under a variety of financial sector circumstances that could develop. Including these borrowings, NW Holdings and NW Natural expect to have ample liquidity in the form of cash on hand and from operations and available credit capacity to support funding needs. As of March 23, 2020, after giving effect to the borrowings described above, NW Holdings had approximately $280 million of cash on hand on a consolidated basis, and NW Natural, on a stand-alone basis, had approximately $245 million of cash on hand. Under the NW Natural Credit Facility, $178 million remains available for drawing and currently supports outstanding commercial paper.

Forward-Looking Statements
This report, and other presentations made by NW Holdings or NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "assumes," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, assumptions, estimates, timing, goals, strategies, future events, investments, likelihood, timing, and amount and use of proceeds associated with any transaction, credit ratings, targeted capital structure, risks, risk profile, stability, liquidity, availability of credit facilities and other sources of liquidity, cash on hand, global, national and local economies, customer and business growth, financial results, financial positions, expenses, performance, timing, outcome, or effects of future regulatory proceedings or mechanisms or approvals, expectations, accounting treatment and classification of discontinued operations, effects, extent, or duration of the COVID-19 outbreak or efforts to mitigate risks posed by its spread, ability of workforce or suppliers to operate or conduct business, supply chain effects, precautions taken with respect to employees, customers and the public, and other statements that are other than statements of historical facts.

Forward-looking statements are based on current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. You are therefore cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A "Risk Factors", and Part II, Item 7 and Item 7A "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" in the most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk", and Part II, Item 1A, "Risk Factors", in the quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Holdings or NW Natural, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and NW Holdings and NW Natural undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

See Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description

4.1	Credit Agreement, dated as of March 23, 2020, among Northwest Natural Gas Company and the lenders party thereto, with U.S. Bank National Association as administrative agent.

10.1	Letter agreement, dated March 20, 2020, between NW Natural Gas Storage LLC and SENSA Holdings LLC, amending the Purchase and Sale Agreement, dated June 28, 2018, as amended.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company and its subsidiaries.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated:	March 24, 2020	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated:	March 24, 2020	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary